Exhibit 5.1

May 6, 2014

HCP, Inc.

3760 Kilroy Airport Way

Suite 300

Long Beach, California 90806

Re:                             HCP, Inc., a Maryland corporation (the “Company”) — Registration Statement on Form S-8 pertaining to up to 33,000,000 shares (the “Shares”) of common stock, par value $1.00 per share (“Common Stock”), of the Company to be issued subsequent to the date hereof under the HCP, Inc. 2014 Performance Incentive Plan (the “Plan”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), by the Company pursuant to the Registration Statement on Form S-8 filed or to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, and any amendments thereto (the “Registration Statement”).  You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for purposes of this opinion, we have examined the following documents (hereinafter collectively referred to as the “Documents”):

(i)                                     the corporate charter of the Company (the “Charter”), represented by Articles of Restatement filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on June 1, 2012;

(ii)                                  the Fourth Amended and Restated Bylaws of the Company, dated as of September 20, 2006, as amended by Amendment No. 1 to the Fourth Amended and Restated Bylaws of the Company, dated as of October 25, 2007, Amendment No. 2 to the Fourth Amended and Restated Bylaws of the Company, dated as of October 29, 2009, Amendment No. 3 to the Fourth Amended and Restated Bylaws of the Company, dated as of March 7, 2011, and Amendment No. 4 to Fourth Amended and Restated Bylaws of the Company, dated as of September 30, 2013 (collectively, the “Bylaws”);

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(iii)                               resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) on or as of January 30, 2014 with respect to the Plan (the “Directors’ Resolutions”);

(iv)                              the Plan;

(v)                                 a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland;

(vi)                              the Registration Statement, in substantially the form filed or to be filed with the Commission pursuant to the Act;

(vii)                           a Certificate of Officer of the Company, dated as of a recent date, executed by James W. Mercer, Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary of the Company (the “Officer’s Certificate”), to the effect that, among other things, the Charter, the Bylaws and the Directors’ Resolutions are true, correct and complete and have not been rescinded or modified and are in full force and effect as of the date of the Officer’s Certificate, and certifying as to the manner of adoption or approval of the Directors’ Resolutions and the approval of the Plan by the requisite vote of the stockholders of the Company at the annual meeting of stockholders held on May 1, 2014; and

(viii)                        such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)                                 each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b)                                 each natural person executing any of the Documents is legally competent to do so;

(c)                                  any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)                                 all certificates submitted to us, including but not limited to the Officer’s Certificate, are true and correct, both when made and as of the date hereof;

(e)                                  none of the Shares will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”), in violation of Section 3-602 of the MGCL;

(f)                                   none of the Shares will be issued or transferred in violation of the provisions of Article V of the Charter relating to restrictions on ownership and transfer of stock or the provisions of Article V of the Charter relating to business combinations; and

(g)                                  upon each issuance of any of the Shares subsequent to the date hereof, the total number of shares of Common Stock of the Company issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of Common Stock that the Company is authorized to issue under the Charter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.                                      The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.                                      The Shares are available for issuance pursuant to the Plan, and if, as and when the Shares are issued subsequent to the date hereof either as stock awards or upon the exercise of options, or in respect of stock appreciation rights or other stock-based awards, in each case pursuant to due authorization by the Board of Directors or a properly appointed committee thereof to which the Board of Directors has delegated the requisite power and authority, in exchange for the consideration therefor, all in accordance with, and subject to, the terms and conditions of the Plan and the stock awards, options, stock appreciation rights or other stock-based awards relating to such Shares, such Shares will be duly authorized, validly issued and fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention.  We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP